EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ING Group Long Term Equity Ownership Plan of our report dated March 7, 2005 with respect to the consolidated financial statements of ING Bank N.V. and subsidiaries, included in the Annual Report on Form 20-F of ING Groep N.V. for the year ended December 31, 2004. Our report refers to reliance on report of other auditors.

Amsterdam, The Netherlands

May 13, 2005

KPMG Accountants N.V.